Exhibit 5
                                                           ---------


                            JOINT FILING AGREEMENT


          Each of the undersigned hereby agrees and consents that the statement on Schedule 13D filed herewith (the "Schedule 13D") by Rakepoll Finance N.V. ("Rakepoll Finance") is filed on behalf of each of them pursuant to the authorization of each of them to Rakepoll Finance to make such filing and that such Schedule 13D is filed jointly on behalf of each of them, pursuant to the Securities Exchange Act of 1934, as amended, and the rules promulgated thereunder. Each of these persons is not responsible for the completeness or accuracy of the information concerning the other persons making this filing unless such person knows or has reason to believe that such information is inaccurate. This agreement may be signed in counterparts.



                                           RAKEPOLL FINANCE N.V.



                                           By:/s/ Carlo Salvi
                                             ------------------------------
                                              Name:  Carlo Salvi
                                              Title: Chairman of the Board



                                           KARBONA INDUSTRIES LTD.



                                           By:/s/ Carlo Salvi
                                              ------------------------------
                                              Name:  Carlo Salvi
                                              Title: Director



                                           CARLO SALVI

                                              /s/ Carlo Salvi
                                             -------------------------------




Dated:  March 7, 1997